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                                                                Exhibit 99.1

PROCENTURY CORPORATION logo


                        PROCENTURY CORPORATION ANNOUNCES
                             SECOND QUARTER RESULTS

COLUMBUS, OHIO, AUGUST 4, 2004 - ProCentury CORPORATION (NASDAQ: PROS) a specialty property and casualty INSURANCE holding company, today announced financial results for the three months and six months ended June 30, 2004. The Company has provided combined ratios and net income (loss) for 2004 and earnings per share for 2003 on a historical and a pro forma basis. The pro forma information gives effect to certain adjustments related to the Company's initial public offering and the related disposition of its Evergreen and Continental subsidiaries as if they occurred on January 1, 2004. A reconciliation of the pro forma results to the Company's reported results is presented in the tables that accompany this release. The Company believes the pro forma information provides useful information to investors because it excludes items that are not reflective of its ongoing operations.

Highlights from the second quarter of 2004 include the following:

     o Net income per share of $0.26 per diluted share on a historical basis and $0.29 per diluted share on a pro forma basis

     o Record gross written premium of $48.9 million, up 24 percent from the same period a year ago

     o Earned premium for the quarter of $35.8 million, up 35 percent over the same period of 2003

     o Combined ratio of 91.9% for the second quarter of 2004 and 92.1% for the six months ended June 30, 2004

Edward Feighan, ProCentury's Chief Executive Officer said, "Our continued focus on pursuing our selective growth strategy while maintaining a disciplined and profitable underwriting practice has resulted in positive results for the quarter. As we enter an increasingly competitive marketplace, we remain focused on upholding our underwriting discipline and believe that we are well-positioned to take advantage of the opportunities that continue to exist in the excess and surplus lines market." Feighan continued, saying "We remain on track to achieve our gross written premium objective of $190 to $205 million for the year."

THREE MONTH FINANCIAL RESULTS

ProCentury's net income for the second quarter of 2004 was $3.0 million or $0.26 per diluted share and pro forma net income was $3.3 million or $0.29 per diluted share compared to a net loss of $7.3 million or a net loss of $1.46 per diluted share based on the historical weighted average shares outstanding and a net loss of $0.64 per diluted share on a pro forma basis, for the same quarter of 2003.

The pro forma adjustments for the second quarter of 2004 included a reduction of interest expense of $518,000 ($337,000 net of tax) related to the redemption of our Class B shares immediately prior to the initial public offering that occurred on April 20, 2004.


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PROCENTURY CORPORATION logo



Included in the net loss for the first quarter of 2003 is $274,000 of income or $0.05 per diluted share ($0.02 per diluted share on a pro forma basis) from discontinued operations. Discontinued operations had no impact (after giving effect to the minority interest ownership of our discontinued operations) on the quarter ended June 30, 2004.

Gross written premiums increased to $48.9 million for the quarter ended June 30, 2004, up 24 percent from $39.4 million for the same period in 2003. The Company's property and casualty segment represents 99.8 percent of its gross written premium. Net premiums earned were $35.8 million in the second quarter of 2004 up 35 percent compared with the $26.6 million reported for the second quarter of 2003.

The combined ratio improved to 91.9% for the quarter ended June 30, 2004, compared to 148.1% for the second quarter of 2003.

SIX MONTH FINANCIAL RESULTS

For the first six months of 2004, ProCentury's net income was $5.9 million or $0.72 per diluted share and pro forma net income was $6.0 million or $0.74 per diluted share. This was compared to a net loss of $6.5 million or a net loss of $1.29 per diluted share on a historical basis or a net loss of $0.80 per diluted share on a pro forma basis for the first half of 2003.

The pro forma adjustments for the first six months included $518,000 ($337,000 net of tax) related to the redemption of our Class B shares, and increased expenses of $300,000 ($195,000 net of tax) related to nonrecurring IPO and severance expenses, as well as income related to the termination of the intercompany pooling agreement and implementation of loss portfolio transfer agreements. The net loss for the first six months of 2003 included $563,000 of income or $0.11 diluted per share ($.07 per diluted share on a pro forma basis) from discontinued operations. Discontinued operations had no impact (after giving effect to the minority interest ownership of our discontinued operations) on the six months ended June 30, 2004.

Gross written premiums were $91.8 million for the six months ended June 30, 2004 up 26 percent from $73.0 million for the first half of 2003. The Company's property and casualty segment represents 99.8 percent of its gross written premium. Net premiums earned were $67.9 million in the first six months of 2004, up 37 percent compared with $49.5 million reported for the same period of 2003.

The combined ratio for the six months ended June 30, 2004 was 92.1% (92.5% on a pro forma basis) compared with 125.5% for the same period of 2003.

EARNINGS CONFERENCE CALL

ProCentury's second quarter 2004 results will be discussed in more detail on Wednesday, August 4th at 4:30 p.m. EDT (1:30 p.m. PDT).

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PROCENTURY CORPORATION logo


To listen to the call, please dial 800-374-1774 approximately five minutes prior to the start of the call. The conference identification number is 8788812. For those who cannot listen to the live conference call, a replay will be available from approximately 6:30 p.m. EDT on August 4th, until midnight on August 6th. The access number for the replay is 800-642-1687 and the pass code is 8788812.

Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Company's website at www.procentury.com. Please access the website at least 15 minutes prior to the start of the call to register and to download any necessary audio software.


ABOUT PROCENTURY CORPORATION

ProCentury Corporation (NASDAQ: PROS) is a specialty property and casualty insurance holding company. Its subsidiary, Century Surety Company, underwrites general liability, commercial property, and multi-peril insurance for small and mid-sized businesses. Century Surety Company primarily writes excess and surplus lines insurance and markets its products through a select network of general agents and brokers.

NOTE ON FORWARD LOOKING STATEMENTS

Some of the statements in this press release that are not historical statements are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are derived from information that we currently have and assumptions that we make and may be identified by words such as "believes," "anticipates," "expects," "plans," "should," "estimates" and similar expressions. Our forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated or implied in our forward-looking statements, including but not limited to: 1) risks inherent in establishing loss and loss adjustment expense reserves; 2) uncertainties related to the ratings of our insurance subsidiary; 3) uncertainties related to government and regulatory policies; 4) uncertainties relating to the cyclical nature of our business; 5) changes in our relationships with, and the capacity of, our general agents; and
6) the risk that our reinsurers may not be able to fulfill their obligations to us. You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional disclosure regarding potential risks, please refer to documents we file with the Securities and Exchange Commission.

CONTACT:
Mary Magnani
Corporate Communications Manager
marymagnani@procentury.com
614-839-7528

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                     PROCENTURY CORPORATION AND SUBSIDIARIES
                   (Formerly ProFinance Holdings Corporation)
                 Unaudited Consolidated Statements of Operations
                  (dollars in thousands, except per share data)


                                                             THREE MONTHS      THREE MONTHS        SIX MONTHS         SIX MONTHS
                                                                ENDED             ENDED              ENDED              ENDED
                                                               JUNE 30,          JUNE 30,           JUNE 30,           JUNE 30,
                                                                 2004              2003               2004               2003
                                                              -----------       -----------        -----------       -----------
Premiums earned                                               $    35,819            26,586             67,877            49,531
Net investment income                                               2,410             1,680              4,375             3,028
Net realized investment gains                                          21               115                144               198
                                                              -----------       -----------        -----------       -----------
                 Total revenues                                    38,250            28,381             72,396            52,757
                                                              -----------       -----------        -----------       -----------
Losses and loss expenses                                           20,986            31,424             39,888            45,411
Amortization of deferred policy acquisition costs                   8,643             5,958             15,493            11,106
Other operating expenses                                            3,272             2,001              7,100             5,661
Interest expense                                                      345               357                760               675
Interest expense on the redemption of Class B shares                  518              --                  518              --
                                                              -----------       -----------        -----------       -----------
                 Total expenses                                    33,764            39,740             63,759            62,853
                                                              -----------       -----------        -----------       -----------
                 Income (loss) before gain on sale of
                    minority interest in subsidiary, net            4,486           (11,359)             8,637           (10,096)

Gain on sale of minority interest in
     subsidiary, net of transaction fees                             --                   9               --                 107
                                                              -----------       -----------        -----------       -----------
                 Income (loss) before minority
                    interest and income taxes                       4,486           (11,350)             8,637            (9,989)
Minority interest                                                    --                 254               --                 545
Income tax (benefit) expense                                        1,500            (4,024)             2,763            (3,513)
                                                              -----------       -----------        -----------       -----------
     Net income (loss) from continuing operations                   2,986            (7,580)             5,874            (7,021)
     Discontinued operations, net of minority interest
        and taxes                                                    --                 274               --                 563
                                                              -----------       -----------        -----------       -----------
                 Net income (loss)                            $     2,986            (7,306)             5,874            (6,458)
                                                              ===========       ===========        ===========       ===========

Basic earnings (loss) per share:
     Income (loss) from continuing operations                 $      0.27             (1.51)              0.73             (1.40)
     Discontinued operations, net of taxes                           --                0.05               --                0.11
                                                              -----------       -----------        -----------       -----------
        Net income (loss)                                     $      0.27             (1.46)              0.73             (1.29)
                                                              ===========       ===========        ===========       ===========

Diluted earnings (loss) per share:
     Income (loss) from continuing operations                 $      0.26             (1.51)              0.72             (1.40)
     Discontinued operations, net of taxes                           --                0.05               --                0.11
                                                              -----------       -----------        -----------       -----------
        Net income (loss)                                     $      0.26             (1.46)              0.72             (1.29)
                                                              ===========       ===========        ===========       ===========

Weighted average of shares outstanding - basic                 11,222,340         5,000,532          8,062,828         5,000,532
                                                              ===========       ===========        ===========       ===========

Weighted average of shares outstanding - diluted               11,328,595         5,000,532          8,115,125         5,000,532
                                                              ===========       ===========        ===========       ===========

Key Financial Ratios
Loss and Loss Expense Ratio                                          58.6%            118.2%              58.8%             91.7%
Expense Ratio                                                        33.3%             29.9%              33.3%             33.9%
                                                              -----------       -----------        -----------       -----------
Combined Ratio                                                       91.9%            148.1%              92.1%            125.5%
                                                              ===========       ===========        ===========       ===========


                     PROCENTURY CORPORATION AND SUBSIDIARIES
                   (Formerly ProFinance Holdings Corporation)
                 Unaudited Consolidated Statements of Operations
                 (dollars in thousands, except per share data)

                                                                                 PRO FORMA                           PRO FORMA
                                                           THREE                   THREE       SIX                      SIX
                                                           MONTHS                 MONTHS      MONTHS                   MONTHS
                                                           ENDED       PRO         ENDED      ENDED        PRO         ENDED
                                                          JUNE 30,    FORMA       JUNE 30,   JUNE 30,     FORMA       JUNE 30,
                                                            2004       ADJ.         2004       2004        ADJ.         2004
                                                          --------    ------      --------    -------    -------       -------
Premiums earned                                            $35,819      --          35,819     67,877       --          67,877
Net investment income                                        2,410      --           2,410      4,375       --           4,375
Net realized investment gains                                   21      --              21        144       --             144
                                                           -------    ------       -------    -------    -------       -------
                 Total revenues                             38,250      --          38,250     72,396       --          72,396
                                                           -------    ------       -------    -------    -------       -------
Losses and loss expenses                                    20,986      --          20,986     39,888       --          39,888
Amortization of deferred policy acquisition costs            8,643      --           8,643     15,493        655 (2)    16,148
Other operating expenses                                     3,272      --           3,272      7,100       (355)(3)     6,745
Interest expense                                               345      --             345        760       --             760
Interest expense on the redemption of Class B shares           518      (518)(1)      --          518       (518)(1)      --
                                                           -------    ------       -------    -------    -------       -------
                 Total expenses                             33,764      (518)       33,246     63,759       (218)       63,541
                                                           -------    ------       -------    -------    -------       -------
                 Income (loss) before gain on sale of
                    minority interest in subsidiary, net     4,486       518         5,004      8,637        218         8,855

Gain on sale of minority interest in
     subsidiary, net of transaction fees                      --        --            --         --         --            --
                                                           -------    ------       -------    -------    -------       -------
                 Income (loss) before minority
                    interest and income taxes                4,486       518         5,004      8,637        218         8,855
Minority interest                                             --        --            --         --         --            --
Income tax (benefit) expense                                 1,500       181(4)      1,681      2,763         76 (4)     2,839
                                                           -------    ------       -------    -------    -------       -------
     Net income (loss) from continuing operations            2,986       337         3,323      5,874        142         6,016
     Discontinued operations, net of minority interest
         and taxes                                            --        --            --         --         --            --
                                                           -------    ------       -------    -------    -------       -------
                 Net income (loss)                         $ 2,986       337         3,323      5,874        142         6,016
                                                           =======    ======       =======    =======    =======       =======

Basic earnings (loss) per share:
     Income (loss) from continuing operations              $  0.27      0.03          0.30       0.73       0.02          0.75
     Discontinued operations, net of minority interest
         and taxes                                            --        --            --         --         --            --
                                                           -------    ------       -------    -------    -------       -------
                 Net income (loss)                         $  0.27      0.03          0.30       0.73       0.02          0.75
                                                           =======    ======       =======    =======    =======       =======

Diluted earnings (loss) per share:
     Income (loss) from continuing operations              $  0.26      0.03          0.29       0.72       0.02          0.74
     Discontinued operations, net of minority interest
        and taxes                                             --        --            --         --         --            --
                                                           -------    ------       -------    -------    -------       -------
                 Net income (loss)                         $  0.26      0.03          0.29       0.72       0.02          0.74
                                                           =======    ======       =======    =======    =======       =======

Key Financial Ratios
  Loss and Loss Expense Ratio                                 58.6%                   58.6%      58.8%                    58.8%
  Expense Ratio                                               33.3%                   33.3%      33.3%                    33.7%
                                                           -------                 -------    -------                  -------
  Combined Ratio                                              91.9%                   91.9%      92.1%                    92.5%
                                                           =======                 =======    =======                  =======


--------------------

(1) This adjustment relates to the interest expense on the redemption of the Class B shares that occurred simultaneously with the IPO.

(2) This adjustment relates to income received as a result of changes in deferred policy acquisition costs that occurred with the termination of the intercompany pooling agreement and the implementation of the loss portfolio transfers.

(3)  This adjustment relates to nonrecurring expenses related to the IPO.

(4) These adjustments represent the tax effect of the pro forma adjustment as described above.